EXHIBIT 99.1

For Immediate Release

SHERMEN WSC ACQUISITION CORP. ANNOUNCES COMPLETION OF ITS ACQUISITION OF THE WESTWAY BULK LIQUID STORAGE AND LIQUID ANIMAL FEED SUPPLEMENT BUSINESSES OF ED&F MAN HOLDINGS LIMITED

NEW ORLEANS, LOUISIANA, May 28, 2009

Shermen WSC Acquisition Corp. (OTCBB: SACQ) (“Shermen”), a special-purpose acquisition company, today announced the completion of its acquisition of the Westway bulk liquid storage and liquid animal supplement businesses of ED&F Man Holdings Limited (“ED&F Man”). In connection with the acquisition, Shermen changed its name to Westway Group, Inc.

Shermen (now known as Westway Group, Inc.) expects to set a record date in the next several days with respect to the previously announced $1.00 per share special dividend payable to each holder of its common stock as of the record date.

Peter Harding, the new Chief Executive Officer, stated, “The management of Westway are very excited about the merger with Shermen. It gives Westway an excellent platform to materially grow its bulk liquid storage and liquid supplement businesses.”

Francis P. Jenkins, Jr., founder and Chairman, noted, “Westway is an excellent company that will reap strong benefits from its new status as a public company.”

Dechert LLP acted as legal advisor and Oppenheimer & Co. Inc. acted as financial advisor to Shermen in connection with the acquisition. Dewey & LeBoeuf LLP acted as legal advisor and Lazard Frères & Co. LLC acted as financial advisor to ED&F Man in connection with the acquisition. Lazard Capital Markets LLC acted as capital markets advisor to the Westway businesses in connection with the acquisition.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We have based these forward-looking statements on our current expectations and projections about future events.  These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.  In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “continue,” or the negative of such terms or other similar expressions.   Factors that might cause or contribute to such a discrepancy include, but are not limited to, those described in our other SEC filings.

About Westway Group, Inc.

Westway Group, Inc. (“Westway”) is a leading provider of bulk liquid storage and related value-added services and a leading manufacturer and distributor of liquid animal feed supplements. Westway operates an extensive global network of 54 operating facilities providing 284 million gallons of total bulk liquid storage capacity and producing 1.7 million tons of liquid feed supplements annually. The bulk liquid storage business is a global business with infrastructure that includes a network of 24 terminals offering storage to manufacturers and consumers of agricultural and industrial liquids, located at key port and terminal locations throughout North America, Western Europe and Asia. The liquid feed supplements business produces liquid animal feed supplements that are sold directly to end users and feed manufacturers, primarily supplying the beef and dairy livestock industries. By using formulation processes tailored specifically to the needs of its customers, Westway blends molasses and essential nutrients to form feed rations that help to maximize the genetic potential of livestock. As a result of the relationship between them, the bulk liquid storage and liquid feed supplements businesses benefit from synergies including co-location of facilities, enhanced raw material supply logistics for liquid feed supplements and increased operational efficiency resulting from cross-business knowledge exchange.

For further information:

Westway Group, Inc.
Thomas Masilla	Tel: (504) 636-4245